Exhibit 10.1

PROMISSORY NOTE

$11,000,000.00	May 13, 2015

As used in this Note, the following terms shall have the meanings ascribed to each:

BUSINESS DAY:

That portion of any day, other than a Saturday, a Sunday or a day on which Kirkpatrick Bank is permitted or required to be closed under the laws of the State of Oklahoma or applicable Federal law, during which the Holder of this Note is open for substantially all of such Holder’s normal banking functions.

COMPLETION DATE:	This term shall have the meaning ascribed to it in the Loan Agreement.
COMPLETION DEADLINE:	This term shall have the meaning ascribed to it in the Loan Agreement.
DEFAULT RATE:	The lesser of (a) the Interest Rate (as adjusted from time to time pursuant to the terms of this Note) plus five hundred basis points (5.00%) per annum or (b) the Maximum Rate.
DISCOUNTED RATE:

A rate determined by the following method:

(1) secure an issue of the Wall Street Journal date five (5) Business Days prior to the prepayment date and locate the listing of Treasury Bonds, Notes, and Bills therein (representative mid-afternoon over-the-counter quotations supplied by the Federal Reserve Bank of New York, based on transactions of $1 million or more);

(2) select the five (5) issues which mature closest to the Maturity Date of this Note (in the event there are more than five (5) issues which mature closest to the Maturity Date, Lender shall, in its sole discretion, select which five (5) issues to use); and

(3) discard the highest and lowest yields-to-maturity and ascertain the average of the remaining three (3) and add seventy-five (75) basis points to arrive at the Discount Rate.

EFFECTIVE DATE:	The Effective Date shall be May 13, 2015.
EVENTS OF DEFAULT:	This term shall have the meaning ascribed to it in paragraph 5.1 of this Note.

Exhibit 10.1

HOLDER AND PAYEE:	KIRKPATRICK BANK, an Oklahoma banking corporation, and its successors and assigns
INDEBTEDNESS:	The indebtedness evidenced by this Note.
INTEREST RATE:

The Interest Rate in effect under this Note shall be:

(i) commencing with the Effective Date and continuing until the Term Loan Conversion Date, a floating per annum rate of interest equal to the greater of (a) the Prime Rate plus 50 basis points (0.5%) or (b) 4.00%;

(ii) commencing with the Term Loan Conversion Date, a fixed, per annum rate of interest equal the 7/20 LIBOR Swap Rate in effect as of the Term Loan Conversion Date plus 225 basis points (2.25%).

LATE CHARGE:	Five percent (5%) of each delinquent payment.
LOAN:	The loan from Holder to Maker evidenced by this Note and secured by the Loan Documents.
LOAN AGREEMENT:	The Loan Agreement of even date herewith between Holder, as lender, and the Maker, as borrower, as amended, modified, renewed and/or restated from time to time.
LOAN DOCUMENTS:	This term shall have the meaning ascribed to it in the Loan Agreement.
MAKER:	PAYCOM PAYROLL, LLC, a Delaware limited liability company
MAKER’S ADDRESS:	7501 West Memorial Road, Oklahoma City, Oklahoma 73142.
MATURITY DATE:	The Maturity Date shall be May 7, 2023, or any earlier date on which the entire unpaid Principal Amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise.
MAXIMUM RATE:	The maximum rate of interest permitted by applicable law.
MORTGAGES:	This term shall collectively mean the Mortgage, the Second Mortgage and the Existing Mortgages, each of which has the meaning ascribed to it in the Loan Agreement.
MORTGAGED PROPERTY:	Collectively, all of the real and personal property described in the Mortgages.

Exhibit 10.1

NET PRESENT VALUE:

The present value of the payments of principal and interest required under this Note calculated using a Discounted Rate over the period commencing with the date of determination of such present value and ending on the scheduled Maturity Date.

NOTE:	This Promissory Note and any amendments, modifications, renewals or extensions thereto and any substitutions thereto.
NPV DIFFERENTIAL:	The amount by which the Net Present Value of the Note exceeds the then outstanding Principal Amount.
PAYMENT ADDRESS:	Kirkpatrick Bank, 15 East 15th Street, Edmond, Oklahoma 73013, or such other address as Holder may hereafter designate in writing to Maker.
PRIME RATE:

The highest per annum rate of interest (expressed as a percentage) which is identified as the “Prime Rate” in the “Money Rates” section of The Wall Street Journal, adjusted as of the date of any change therein, whether or not such prime rate is actually charged by any bank or other financial institution and whether or not a lower or better rate of interest is charged by any bank or other institution.

PRINCIPAL AMOUNT:

Eleven Million and 01/100 Dollars ($11,000,000.00), or so much thereof as may be advanced by Holder, to or for the account of Maker, pursuant to the Loan Agreement, together with all other amounts added thereto pursuant to this Note or otherwise payable in accordance with the Loan Documents.

TERM LOAN CONVERSION DATE:	The first (1st) day of the first (1st) month after the Completion Date, but in no event later than the Completion Deadline.

1.Promise to Pay. FOR VALUE RECEIVED, Maker promises to pay to the order of Holder at the Payment Address the Principal Amount (or so much thereof as may from time to time be outstanding) on or before the Maturity Date, together with interest accrued on the outstanding Principal Amount at the Interest Rate through the Maturity Date, payable in lawful money of the United States of America as set forth in this Note.

2.Payment Requirements. Subject to paragraph 5.2, interest shall accrue on the outstanding Principal Amount at the Interest Rate. Commencing on the first (1st) day of the first calendar month following the Effective Date, and continuing on the first (1st) day of each successive month thereafter through and including the Term Loan Conversion Date, Borrower shall pay to Lender a monthly payment of interest only, accrued at the Interest Rate on the outstanding principal balance of the Note.  Commencing on the first (1st) day of the first calendar month following the Term Loan Conversion Date, and continuing on the first (1st) day of each successive month thereafter through and until the Maturity Date, Borrower shall pay to Lender the amount determined by Lender to be the monthly payment of principal and interest necessary

Exhibit 10.1

to amortize the principal balance of the Note, together with interest on such principal balance at the Interest Rate (determined on the Term Loan Conversion Date), over the two hundred forty (240) month amortization period. If not paid sooner, the entire unpaid principal balance of this Note and all unpaid accrued interest thereon shall be due and payable on the Maturity Date.

3.Application of Payments. Whenever any payment is stated to be due or a computation is to be made on a day which is not a Business Day, such payment or computation will be made on the next succeeding Business Day, and such extension of time will be included in the computation of interest. Interest due under this Note shall be calculated on the unpaid principal to the date of each installment paid. All payments of interest shall be computed on the basis of a three hundred sixty (360) day year comprised of twelve (12) equal months of thirty (30) days each.

4.Prepayment. Borrower may prepay this Note in full, but not in part, on any due date so long as: (i) Borrower provides Lender not less than sixty (60) days advance written notice thereof, and (ii) Borrower pays to Lender prior to or concurrently with such prepayment, as consideration for the privilege of making such payment, a prepayment fee equal to:

(A)	the larger of (I) 1% of the unpaid principal balance outstanding under this Note (the “1% Fee”), or (II) a prepayment premium consisting of the amount of the NPV Differential, and
(B)	all other sums payable to Lender as of the date of the prepayment, including, but not limited to, interest to the date of prepayment.
5.	Default.

5.1.Events of Default. The Events of Default listed in the Loan Agreement and/or the Mortgages are incorporated in this Note by reference and made a part of this Note and shall constitute “Events of Default” hereunder and under each of the other Loan Documents. These Events of Default include, but are not limited to, default in payment when due of any interest on or principal of this Note. Events of Default will be subject to such respective notice and cure provisions, if any, set forth in the Loan Agreement and/or Mortgages.

5.2.After Default Interest Rate. While any Event of Default continues to exist under the Loan Agreement, this Note, the Mortgages, or any instrument now or hereafter securing payment of the indebtedness evidenced by this Note, including, without limitation, any Event of Default under the Mortgages and the failure of Maker to cure such Event of Default within the applicable cure periods, if any, at the option of the Holder, in its sole discretion, the entire unpaid principal balance hereof shall bear interest, retroactively from the date of the Event of Default, at the rate per annum equal to the Default Rate. During the existence of any such default, the Holder may apply payments received on any amounts due hereunder, or under the terms of any instrument now or hereafter evidencing or securing such indebtedness, as the Holder may determine, and if the Holder so elects, notice of election being expressly waived, the principal hereof remaining unpaid, together with accrued interest, shall at once become due and payable. Any and all additional interest which has accrued at the rate provided in this paragraph shall be due and payable at the time of, and as a condition precedent to, the curing of any default.

Exhibit 10.1

5.3.Remedies. If an Event of Default has occurred and is uncured, , then, in addition to the provisions of paragraph 5.2, Holder shall have all remedies set forth in the Loan Agreement or other Loan Documents and any or all other rights and options available to Holder at law or in equity. Holder’s rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, the security described in the Loan Documents, any guarantor(s) of this Note and any other security given at any time to secure the payment of this Note, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder’s sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

5.4.Attorney’s Fees. If this Note is not paid at maturity, whether by acceleration or otherwise, and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, rearrangement or other legal proceedings for collection hereof, Maker and each surety, guarantor, endorser and other party now or hereafter primarily or secondarily liable upon or for the payment of any sums of money payable on this note jointly and severally agree to pay to Payee its collection costs, including a reasonable sum for attorneys’ fees, but in no event to exceed the maximum amount permitted by law.

6.Late Charge. In the event any payment provided for in this Note or in the Mortgages shall become overdue for a period in excess of fifteen (15) days, Maker shall pay, without notice or demand, both of which are hereby waived to the maximum extent permitted by applicable law, the Late Charge computed on the delinquent payment; provided, however, if such amount, when added to all other charges contracted for, charged or received hereunder which are treated as interest or loan finance charge under applicable federal or state law, is in excess of the amount permitted to be charged to Maker under applicable federal or state law, Holder shall be entitled to collect, in lieu thereof, such amount only to the maximum amount permitted by such law on the payment so overdue, computed from the original due date to the date such payment is made, which amount shall become immediately due to Holder, at Holder’s option, as liquidated damages for Maker’s failure to make prompt payment, but in no event shall such amount, when added to all other sums deemed to be interest or loan finance charge by applicable law, exceed the maximum amount allowed by law. Maker acknowledges that late payment to Holder of any sum due under this Note or the Mortgages will cause Holder to incur costs not contemplated at the time it made the Loan to Maker which is evidenced by this Note, including, without limitation, processing and accounting charges, but that actual damages to Holder would be costly, inconvenient and impracticable to ascertain. Maker agrees that the Late Charge set forth above represents a fair and reasonable estimate of such costs and represents a reasonable sum considering all of the circumstances existing on the date of this Note. The Late Charge shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid, to declare a default under this Note or under the Mortgages or to exercise any of the other rights and remedies of Holder. Further, nothing in this Note shall be construed as an obligation on the part of Holder to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Holder’s right to compel prompt performance.

Exhibit 10.1

7.Lawful Rate of Interest. All agreements between Maker and Holder are expressly limited so that in no event whatsoever, whether by reason of disbursement of the proceeds hereof or otherwise, shall the amount of interest or loan finance charge paid or agreed to be paid by Maker to Holder exceed the highest lawful contractual rate of interest or the maximum finance charge permissible under applicable federal or state law which a court of competent jurisdiction, by final non-appealable order, determines to be applicable hereto. If fulfillment of any agreement between Maker and Holder of this Note, at the time the performance of such agreement becomes due, involves exceeding such highest lawful contractual rate or such maximum permissible loan finance charge, then the obligation to fulfill the same shall be reduced so that such obligation does not exceed such highest lawful contractual rate or maximum permissible loan finance charge. If by any circumstance Holder shall ever receive as interest or loan finance charge an amount which would exceed the amount allowed by applicable federal or state law, the amount which may be deemed excessive shall be deemed applied to the principal of the indebtedness evidenced hereby and not to interest. To the extent required to comply with applicable limitations on interest or loan finance charges, all interest and loan finance charges paid or agreed to be paid to Holder of this Note shall be prorated, allocated and spread throughout the full period of this Note. The terms and provisions of this paragraph shall control all other terms and provisions contained herein and in any of the other documents executed in connection herewith.

8.Waiver. Except with respect to such notice of an Event of Default and such opportunity to cure an Event of Default as may be required by this Note or the Loan Agreement, to the maximum extent permitted by applicable law, Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their respective heirs, legal representatives, successors and assigns, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that their liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. To the maximum extent permitted by applicable law, Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their respective heirs, legal representatives, successors and assigns, hereby waives consent to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any collateral given to secure the payment of this Note, or any part of this Note, with or without substitution, and agrees that additional makers or guarantors or endorsers may become parties hereto without notice to Maker and without affecting the liability of Maker hereunder.

9.Continuation of Indebtedness. In the event that at any time any payment(s) received by Holder hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than Holder, then, in any such event, the obligation to make such payment(s) shall survive any cancellation of this Note and/or return thereof to Maker, shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Note but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and the amount of such payment(s) shall bear interest at the Default Rate from the date of such final order until repaid hereunder.

Exhibit 10.1

10.General Provisions.

10.1Amendments. This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder.

10.2Records of Holder. The records of the Holder shall be prima facie evidence of the amount due hereunder.

10.3Business Purposes. This Note is given to evidence an obligation incurred for business purposes and not for personal, residential or agricultural purposes.

10.4Captions; Definitions. The captions of the paragraphs of this Note are for convenience only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Note. Each of the terms defined before paragraph l of this Note shall have the meaning set forth following such term when used throughout this Note. Any term not specifically defined in this Note shall be accorded the same meaning set forth for such term in the Loan Agreement.

10.5Severable Provisions. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

10.6Notices. Notices and other communications shall be given under this Note in accordance with the requirements of paragraph 12.2 of the Loan Agreement.

10.7Time of Essence. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

10.8Purpose. This Note is signed to evidence an obligation incurred by Maker for business purposes and not for personal, residential or agricultural purposes.

10.9Choice of Law. Payment of this Note is secured, without limitation, by the Mortgages, which covers real and personal property located in Oklahoma County, Oklahoma. An Event of Default under the Mortgages, the Loan Agreement or any other document securing or relating to this Note shall constitute an Event of Default under this Note. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES, AND EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

10.10Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO THIS NOTE MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT HAVING THE MORTGAGED PROPERTY (AS DEFINED IN THE LOAN AGREEMENT) WITHIN ITS JUDICIAL DISTRICT, AS THE HOLDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS NOTE, THE MAKER IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE

Exhibit 10.1

NONEXCLUSIVE JURISDICTION (BOTH SUBJECT MATTER AND PERSON) OF EACH SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY  WAIVE (I) ANY OBJECTION THAT MAKER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN EITHER OF SUCH COURTS, AND (II) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN EITHER SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10.11Jury Trial Waiver. MAKER AND HOLDER, BY ITS ACCEPTANCE OF THIS NOTE, JOINTLY AND SEVERALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY HOLDER, AND HOLDER ACKNOWLEDGES THAT NEITHER MAKER NOR ANY PERSON ACTING ON BEHALF OF MAKER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.  EACH PARTY ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION. THIS NOTE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY, AND EITHER PARTY IS AUTHORIZED AND EMPOWERED TO FILE THIS NOTE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

[Signature appears on following page.]

Exhibit 10.1

IN WITNESS WHEREOF, Maker executes this Note as of the date set forth above.

“Maker”:	PAYCOM PAYROLL, LLC,
a Delaware limited liability company

	By	/s/ Craig Boelte
Craig Boelte, Chief Financial Officer